EXHIBIT 10.1

July 28, 2009

SENT VIA E-MAIL

Mr. Wesley Manus

Bank of America

300 Galleria Parkway, SE

Suite 800

Atlanta, GA 30339

Dear Mr. Manus:

Pursuant to Section 1.1.5 of the Second Amended and Restated Loan and Security Agreement dated October 24, 2008, among the Borrower and Bank of America, N.A as agent, Borrower voluntarily reduces the Agreement’s Revolver Commitment by Fifteen Million Dollars ($15,000,000.00) to Fifty Five Million Dollars ($55,000,000.00); such reduction to be effective as of the last day of July, 2009.  No Out-of Formula Condition exists.

Sincerely,

The Dixie Group, Inc.

By:  /s/ Gary A. Harmon

Gary A. Harmon,

Vice President and

Chief Financial Officer